Terex Announces Leadership Succession Plan

•John L. Garrison, Jr. to retire as Chairman and CEO effective January 1, 2024
•Simon Meester, current President Terex Aerial Work Platforms, named next CEO
•Joshua Gross named next President Genie
•Raises Full Year 2023 Outlook

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Norwalk, CT, October 17, 2023 -- Terex Corporation (NYSE: TEX) today announced that John L. Garrison, Jr. is retiring as Chairman and Chief Executive Officer and a member of the Board of Directors, effective January 1, 2024. Garrison will be succeeded by Simon Meester, current President Terex Aerial Work Platforms, as the Company’s President and Chief Executive Officer. Meester will also join the Company’s Board. Garrison will work closely throughout the remainder of 2023 with Meester to ensure a seamless and orderly transition of responsibilities. Joshua Gross, current Genie Vice President of Global Strategy and Product Management, will be promoted to President Genie. Garrison will continue as a consultant for Terex after January 1, 2024 through June 30, 2024. David Sachs, currently lead independent director of the Terex Board will become Non-Executive Chairman of the Board effective January 1, 2024.

Garrison said, “Leading Terex has been the highlight of my career. Without a doubt, our success and achievements have been driven by our dedicated, engaged team members who live our Terex Way Values and Zero Harm Safety culture each and every day. Terex is in as strong a position as it has ever been in and now is the right time to begin the transition to Terex’s next leader. I have had the privilege of working closely with Simon for a number of years and he has proven to be a global, strategic thinker with a natural ability to lead teams and drive results. I have great confidence that he is the right leader for Terex as the Company focuses on delivering long-term value for its stakeholders.”

Sachs said, “On behalf of the entire Board, I want to thank John for his significant contributions, leadership and dedicated years of service to Terex. Since his appointment as CEO, he has been instrumental in transforming our Company into the Terex of today which comprises a very strong portfolio of market leading businesses. Under his leadership, Terex has experienced remarkable success and remains well positioned for continued growth. The naming of Simon as the next CEO is the culmination of a thorough and orderly succession planning process undertaken by the Terex Board, that included the evaluation of internal and external candidates, to ensure continuity of leadership. The Board is confident that Simon is the right choice to lead Terex in its next phase of growth and value creation for our shareholders.”

“I am excited and humbled to be named the next CEO of Terex,” said Meester. “It is an honor and privilege to represent our dedicated and hardworking team members. We are in a great position for the future given our strong foundation, and I look forward to continuing to work closely with John to ensure a seamless transition. In the months ahead, I also will continue to work closely with Josh Gross to ensure a smooth transition at Genie. Josh has been a critical member of the Genie leadership team and is the right person to successfully drive Genie’s strategic initiatives going forward.”

Gross said, “I look forward to working alongside Simon and our leadership team as we continue to provide our customers with industry leading products and services. This is an exciting time for our business and an incredible opportunity to build the future together with our customers.”

Raises Full Year 2023 Outlook
Terex expects its full year 2023 earnings per share results to be approximately $7.05. The Company will provide a detailed full year 2023 outlook when it releases its third quarter 2023 financial results on October 26, 2023.

About Simon Meester

Simon Meester has been President Aerial Work Platforms since May 2023. He was appointed President, Genie, on August 1, 2021. Previously, Mr. Meester had been serving as Chief Operating Officer of Genie since June 2020. He joined Terex in 2018 as Vice President, Global Sales and Marketing Administration for Genie. Prior to joining Terex, he was VP and General Manager of the Industrial Control Division at Eaton Corporation. Earlier, he spent 14 years in progressively senior roles at Caterpillar, Inc., before becoming President, Sandvik Mining and Construction in India. He has managed global teams and operations for more than 20 years, based in seven countries, including 11 years in the United States. He holds an MBA from the University of Surrey, England and a Bachelor of Science in automotive engineering, Apeldoom, Netherlands.

About Josh Gross

Josh has been Genie’s Vice President Global Strategy and Product Management since July 2022, and prior to that was Vice President Global Commercial Operations since August 2020. Josh joined Genie in 2019 and has led areas including strategy, product management, Genie Operating System, marketing, pricing and sales, inventory and operations planning (SIOP). He has worked closely with Simon in reimagining Genie’s brand positioning, resulting in the launch of Genie’s updated brand promise, “Quality by Design.” Before joining Genie, Josh spent almost 11 years with Eaton, where he served in a variety of roles in increasing levels of responsibility including Plant Operations Manager and Multi-Site Leader, Global Product Line Manager (P&L Leader), Product Manager, and Senior Sales Engineer. Josh holds BS degrees in Aerospace Engineering and Mechanical Engineering from West Virginia University, and an MBA from Marquette University.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:
Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in construction, maintenance, manufacturing, energy, recycling, minerals and materials management applications. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification to parts and service support.

Contact Information
Investors: Paretosh Misra
Head of Investor Relations
Phone: 203-604-3977
Email: paretosh.misra@terex.com
News media: William Adler
Phone: 203-767-8001
Email: william.adler@terex.com
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